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                                               AMENDED AND RESTATED
                                                 CODE OF ETHICS OF
                                               ENDEAVOR SERIES TRUST
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                                               AMENDED AND RESTATED
                                                 CODE OF ETHICS OF
                                               ENDEAVOR SERIES TRUST

                                   Preamble and Statement of General Principles
         This AMENDED AND RESTATED CODE OF ETHICS (the "Code"), adopted pursuant to Section 17(j) of the Investment Company Act of 1940 and Rule 17j-1 thereunder, applies to "Access Persons" (as defined below) of Endeavor Series Trust (the "Trust"), including each portfolio thereof (a "Fund"), Endeavor Management Co. (the "Manager"), Transamerica Capital, Inc. (the "Distributor") and each investment adviser of a Fund (each, an "Adviser"). Rule 17j-1 was adopted in order to prevent persons who are actively involved in the management, portfolio selection or underwriting of registered investment companies from engaging in fraudulent, deceptive or manipulative acts, practices or courses of business in connection with the purchase or sale of securities held or to be acquired by such companies. This Code is designed to prevent persons who have access to information concerning the securities transactions of a Fund from using that information for their personal benefit. The Code prohibits, with certain limited exceptions, any Access Person from purchasing or selling a Security (as defined below) for any personal account if such Access Person knows or should know that a Fund is purchasing or selling, or considering purchasing or selling, that Security.
         In performing their daily responsibilities, Access Persons may have access to information about impending Fund transactions. Like all insiders, these individuals may not use material nonpublic information to benefit themselves or others.
         Conflicts of interest can arise whenever Access Persons buy and sell securities for their personal accounts. This Code is intended to ensure that all personal securities transactions are conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.
         All Access Persons, particularly those who manage or make recommendations to a Fund, should scrupulously avoid any conduct that appears to take advantage of this relationship. Accordingly, in addition to complying with the specific prohibitions set forth below, all Access Persons should conduct their personal investment activities in a manner consistent with the following general fiduciary principles: (1) the duty at all times to place the interests of a Fund first; (2) the requirement that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that Access Persons should not take inappropriate advantage of their positions.





                                                        I.
                                                    Definitions

         As used in this Code, the following terms shall have the meanings set forth below unless the context otherwise requires:

         "Access Person" means any trustee, officer or Advisory Person of the Trust; any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Securities. For purposes of this Code, (a) a person who normally assists in the preparation of public reports or who receives public reports but who receives no information about current recommendations or trading or who obtains knowledge of current recommendations or trading activity once or infrequently or inadvertently shall not be deemed to be either an Advisory Person or an Access Person, and (b) the defined terms "Access Person", "Advisory Person" and "Portfolio Manager" shall not include any person who is subject to securities transaction pre-clearance requirements, holdings reporting requirements and securities transaction reporting requirements of a code of ethics adopted by the Manager, Distributor or an Adviser and approved by the Trust's Board of Trustees in compliance with Rule 17j-1 of the Investment Company Act of 1940, as amended (the "1940 Act"), and/or Rule 204-2(a)(12) of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as long as such Manager, Distributor or Adviser complies with the provisions of Section VI of this

Code.
         "Adviser" has the meaning designated in the preamble hereto.
         "Advisory Person" means (i) any officer or employee of the Trust, the Manager or an Adviser (or of any company in a control relationship to the Trust, the Manager or an Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of any Security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (ii) any natural person in a control relationship to the Trust, the Manager or an Adviser who obtains information concerning recommendations made to a Fund regarding the purchase or sale of any Security.
         "Beneficial ownership" shall be interpreted in the same manner as it is in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, both as amended from time to time, except that the determination of beneficial ownership shall apply to all Securities which an Access Person has or acquires. Examples of beneficial ownership, which are set forth in Attachment A to this Code, include securities held in the name of any relative who shares your home.
         "Control" has the meaning designated in Section 2(a)(9) of the 1940 Act. "Designated Supervisory Person" has the meaning designated in
         Article V, Section 5.1 of this
Code.
         "Distributor" has the meaning designated in the preamble hereto. "Fund" has the meaning designated in the preamble hereto.
         "Independent Trustee" means any trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

         "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Trust.
         "Portfolio Manager" means the Advisory Person or Persons with the direct responsibility and authority to make investment decisions affecting a Fund.
         "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.
         "Security" has the meaning designated in Section 2(a)(36) of the 1940 Act; provided, however, that it shall not include direct obligations of the U.S. Government, commercial paper and high-quality short-term debt instruments, including repurchase agreements, bankers' acceptances, certificates of deposit of a domestic bank, and shares of registered open-end investment companies.
         "Security held or to be acquired" by a Fund means any Security which, within the most recent 15 days, (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund or an Adviser for purchase by the Fund.
         "Trust" has the meaning designated in the preamble hereto.
          -----
                                                        II.
                                      Prohibited Practices and Transactions;
                                            Restrictions on Activities
Section 2.1.     Prohibited Practices and Transactions.  No Access Person shall:
                  -------------------------------------
         (1)      employ any device, scheme or artifice to defraud the Trust;

     (2) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust;

     (4) engage in any manipulative practice with respect to the Trust; or

     (5) except as otherwise provided in Article III below, purchase or sell, directly or indirectly, any Security in which he or she has or by reason of such transaction acquires any direct or indirect beneficial ownership, if such Access Person knows or in the ordinary course of fulfilling his or her duties should know that such Security is currently being purchased or sold, or considered for purchase or sale, by a Fund. This prohibition shall continue until the time that the Fund completes or determines not to make the purchase or sale.

Section 2.2       Restrictions on Activities.



     (1) Initial Public Offerings. No Advisory Person shall acquire any direct or indirect beneficial ownership of securities in an initial public offering of securities.

2) Private Placements. No Advisory Person shall acquire any direct or indirect beneficial ownership of securities in a private placement without the prior written approval of the relevant Designated Supervisory Person. This prior approval will take into account, among other factors, whether the investment opportunity should be reserved for a Fund, and whether the opportunity is being offered to an individual by virtue of his position with a Fund or its Adviser or distributor. Advisory Persons who have been authorized to acquire securities in a private placement must disclose that investment when they play a part in a Fund's subsequent consideration of an investment in the issuer. In such circumstances, a Fund's decision to purchase securities of the issuer will be subject to an independent review by personnel of the Adviser or Manager, as the case may be, with no beneficial ownership interest in the issuer.

         (3) Blackout Periods. No Access Person shall execute a securities transaction on a day during which any Fund has a pending "buy" or "sell" order in that same Security (or a related Security) until that order is fully executed or withdrawn, provided however that the foregoing shall not apply to either an Independent Trustee of the Trust or a trustee of the Trust who is not an affiliate of an Adviser or the Manager. No Portfolio Manager for a Fund may buy or sell a Security (or a related Security) within seven calendar days before or after that Fund trades in that Security (or related Security). Trades within the proscribed periods shall be unwound, if possible; if impractical, all profits from the trading shall be disgorged to the relevant Fund or to a charitable organization as directed by the relevant Designated Supervisory Person.
         (4) Ban on Short-Term Trading Profits. No Advisory Person shall profit from short-term trading (i.e., purchases and sales within a 60-day period) for accounts in which he or she has a beneficial interest. Trades made in violation of this prohibition shall be unwound; if impractical, any profits realized on such short-term trades shall be disgorged to the appropriate Fund or a charitable organization as directed by the relevant Designated Supervisory Person.
         (5) Disclosure of Interest in Transaction. No Access Person shall recommend any securities transaction by any Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

     (a) his or her direct or indirect beneficial ownership of any securities of such issuer; (b) any contemplated transaction by such person in such securities;
(c) any position with such issuer or its affiliates; (d) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest; and (e) any factors about the transaction that are potentially relevant to a conflicts of interest analysis. Required disclosure shall be made to the relevant Designated Supervisory Person, and a Fund's decision to engage in the securities transaction will be subject to an independent review by personnel of the Trust, Adviser or Manager, as the case may be, with no beneficial ownership interest in the securities or the issuer thereof.
(6) Gifts. Advisory Persons shall not seek
or accept any gift, favor, preferential treatment -----
or valuable consideration or other thing of more than a de minimis value from any persons or entity that does business with or on behalf of the Trust or a Fund.
         (7) Service as a Director. Advisory Persons shall not serve on the board of directors of publicly-traded companies, absent prior written authorization by the relevant Designated Supervisory Person based upon a determination that such board service would be consistent with the interests of the Trust. Where board service is authorized, Advisory Persons serving as directors shall be isolated from those making investment decisions with respect to the securities of that issuer through "Chinese Wall" or other procedures specified by the relevant Designated Supervisory Person, absent a determination by the Designated Supervisory Person to the contrary for good cause shown.
                                                       III.
                                               Exempt Transactions.
                                               -------------------
         The  provisions of Sections  2.1(5),  2.2 (3) and (4) of Article II and
Section 4.1 of Article IV of this Code shall not apply to the following types of transactions:

     (1) purchases or sales effected in any account over which an Access Person has no direct or indirect influence or control;

         (2) purchases or sales of Securities which are not eligible for purchase or sale by a Fund; (3) purchases or sales which are non-volitional on the part of the Access Person; (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

     (5) purchases or sales for which the Access Person has received prior written approval from the relevant Designated Supervisory Person. Prior approval shall be granted only if a purchase or sale of securities is consistent with this Code and its purposes and Section 17(j) of the 1940 Act. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to a Fund because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchases or sale is clearly not related economically to the securities held, purchased or sold by a Fund.
                                                        IV.
                      Preclearance, Reporting and Other Compliance Procedures.
                      -------------------------------------------------------
Section 4.1 Preclearance. No Access Person may purchase or sell securities for an account in which he or she has a beneficial interest unless prior written approval has been obtained from the relevant Designated Supervisory Person. If such approval is obtained, the broker or futures commission merchant through which the transaction was effected shall be directed by that Access Person to supply the relevant Designated Supervisory Person, on a timely basis, duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts. Prior written authorization shall involve disclosure necessary for a conflict of interest analysis. If prior written authorization is given for a purchase or sale and the transaction is not consummated by the close of business on the second trading day after written authorization is received, a new prior written authorization request must be obtained. An Independent Trustee, a trustee of the Trust who is not an affiliate of an Adviser or the Manager, or an officer of the Trust who is also an employee of the administrator to the Trust shall be required to comply with this paragraph with respect to a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee or officer of the Trust should have known, that during the 15-day period immediately preceding the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by a Fund or was being considered for purchase or sale by a Fund or its Adviser. The prior authorization form appended to this Code as Attachment B shall be used for all securities transactions for which Designated Supervisory Person approval is necessary.

Section 4.2       Reporting Obligations.
                  ---------------------

     1. Unless excepted by Section 4.2(2), every Access Person must report to the
                           Designated Supervisory Person as described below.

     (a) Initial Holdings Reports. (Attachment C) Not later than 10 days after the person becomes an Access Person, the following information:

                                    (i)     the  title,  number  of  shares  and
                                            principal amount of each security in
                                            which  the  Access  Person  had  any
                                            direct   or   indirect    beneficial
                                            ownership  when the person  became a
                                            Access Person;

                                    (ii)    the name of any  broker,  dealer  or
                                            bank  with  whom the  Access  Person
                                            maintained  an  account in which any
                                            securities  were held for the direct
                                            or  indirect  benefit  of the Access
                                            Person  as of the  date  the  person
                                            became a Access Person; and

                         (iii) the date that the report is signed and  submitted
                    by the Access Person.

                         (b) Quarterly  Transaction Reports.  (Attachment D) Not
                    later than 10 days after the end of each calendar quarter, the following information:

                                    (i)     With  respect  to  any   transaction
                                            during the  quarter in a security in
                                            which  the  Access  Person  had  any
                                            direct   or   indirect    beneficial
                                            ownership:

                         (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

                         (2) the nature of the transaction (i.e., purchase, sale
                    or any other type of acquisition or disposition);

                         (3) the price of the security at which the  transaction
                    was effected;

                         (4) the  name of the  broker,  dealer  or bank  with or
                    through which the transaction was effected; and

                         (5) the date that the report is signed and submitted by
                    the Access Person.

                                    (ii)    With    respect   to   any   account
                                            established  by the Access Person in
                                            which  any   securities   were  held
                                            during the quarter for the direct or
                                            indirect   benefit   of  the  Access
                                            Person:

                         (1) the name of the  broker,  dealer  or bank with whom
                    the Access Person established the account;

                         (2) the date that the account was established; and

                         (3) the date that the report is signed and submitted by
                    the Access Person.

                                    (iii)   In  the  event  that  no  reportable
                                            transactions   occurred  during  the
                                            quarter,  the  report  should  be so
                                            noted and returned signed and dated.

                           (c) Annual Holdings Reports. (Attachment E) Not later than each January 30th, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                         (i) the title, number of shares and principal amount of
                    each security in which the Access Person had any direct or indirect beneficial ownership;

                                    (ii)    the name of any  broker,  dealer  or
                                            bank  with  whom the  Access  Person
                                            maintains  an  account  in which any
                                            securities  are held for the  direct
                                            or  indirect  benefit  of the Access
                                            Person; and

                         (iii) the date on which the report is signed and submitted by the Access Person.

                         2. The  following  are the  exceptions to the reporting
                    requirements outlined in Paragraph (1) of Section 4.2(1):

                           (a) A person need not make any report required under Section 4.2(1) with respect to transactions effected for, and securities held in, any account over which the person has no direct influence or control, including such an account in which the person has any beneficial ownership.

                           (b) A person who would otherwise be required to make the reports described in this Section
                                    4.2 shall not be required to file reports pursuant to this Section 4.2 if such person is required to file reports pursuant to a code of ethics described in Section VI hereof.

                           (c) An Independent Trustee, a Trustee of the Trust who is not an affiliate of an Adviser or the Manager, or an officer of the Trust who is also an employee of the administrator to the Trust who would be required to make the reports required under Section 4.2(1) solely by reason of such position need not make:

                         (i) an initial holdings report under Section  4.2(1)(a)
                    or an annual holdings report under Section 4.2(1)(c); or

                         (ii) a quarterly transaction report under Section 4.2(1)(b), unless the Trustee or officer knew or, in the ordinary course of fulfilling his or her official duties, should have known, that during the 15-day period immediately before or after the transaction in a security, a Fund purchased or sold the security or a Fund or its Adviser considered purchasing or selling the security.

                         (d) A  person  need not  make a  quarterly  transaction
                    report under Section 4.2(1)(b) if the report would duplicate information contained in broker trade confirmations or account statements received by the relevant Designated Supervisory Person with respect to the person in the time period required under Section 4.2(1)(b), if all of the information required under Section 4.2(1)(b) is contained in the broker trade confirmations or account statements or in the records of the Trust.

                  (3) Any report delivered pursuant to this Section 4.2 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.

         Any reports and any other information furnished pursuant to the requirements of this Code shall be treated as confidential, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

Section 4.3 Annual Certification. All Access Persons shall certify annually to the relevant Designated Supervisory Person that they have read and understand this Code and recognize that they are subject thereto. Further, Access Persons shall certify annually to the relevant Designated Supervisory Person that during the prior year they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code during the prior year. A form of this certification is appended as Attachment F.
                                                        V.
                         Designated Supervisory Person; Maintenance of Records;
                                      Sanctions; Review by Board of Trustees

Section 5.1.      Designated Supervisory Person.

As of the date hereof, the Designated Supervisory

Persons are the following individuals:

                         (1) in the case of trustees,  officers and employees of
                    the Trust, the Designated Supervisory Person is the Executive Vice-President - Administration and Compliance of the Trust;

                         (2) in the case of  directors,  trustees,  officers and
                    employees of an Adviser, the Designated Supervisory Person is the person designated in writing to the Trust by such Adviser; and

         (3) in the case of directors, trustees, officers and employees of the Manager and the Distributor, the Designated Supervisory Person is the person designated in writing to the Trust by such Manager and Distributor.

Section 5.2. Maintenance of Records. The Trust shall maintain the following records at its principal place of business in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2 under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission.
         (1) A copy of this Code and of any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.
         (2) A list of all persons who are currently, or within the past five years have been, required to make reports pursuant to Rule 17j-1 under the 1940 Act, as well as a list of persons who are or were responsible for reviewing such reports, shall be maintained in an easily accessible place.
         (3) A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.
         (4) A copy of each report made by an Access Person pursuant to this Code, including any material submitted in lieu of reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.
         (5) A copy of each written report made to the Board of Trustees must be maintained for at least five years after the end of the fiscal in which it is made, the first two years in an easily accessible place.

         (6) A record of any decisions and the reasons supporting the decision to approve the acquisition by Advisory Persons of securities in a private placement for at least five years after the end of the fiscal year in which the approval is granted.
         The compliance records maintained pursuant to this Section 5.2 shall be available to the Securities and Exchange Commission or any representative thereof at any time and from time to time for reasonable periodic, special or other examination.

Section 5.3. Sanctions. Upon finding of a violation of this Code, the board of directors or trustees of the Trust, the Manager, the Distributor or an Adviser, as most appropriate, may impose such sanctions as the board deems appropriate, which may include disgorgement of profits, censure, fine, suspension or termination of status of the violator.
         Material violations of the requirements of this Code and the sanctions imposed in connection therewith insofar as they relate to a Fund shall be reported not less frequently than quarterly to the Board of Trustees of the Trust. A material violation is one which results in a fine exceeding $10,000, suspension or termination of employment.

Section 5.4 Review by the Board of Trustees. Management of the Trust, the Manager, the Distributor and each Adviser shall prepare an annual written report to the Board of Trustees' consideration that:
         (1) certifies that the Trust, the Manager, the Distributor or the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics;

                         (2) identifies  any material  violations of its code of
                    ethics and the sanctions imposed
during the past year not previously reported to the Board; and
         (3) identifies any recommended changes in existing restrictions or procedures based upon its experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations.
                                                        VI.
                          Manager's, Distributor's and Advisers' Codes of Ethics The Manager, Distributor and each Adviser shall:
         (1) submit to the Board of Trustees of the Trust for approval a copy of the code of ethics adopted by such Adviser, Distributor and Manager pursuant to Rule 17j-1 of the 1940 Act and/or Rule 204-2(a)(12) of the Advisers Act;

                         (2) promptly report to the Board of Trustees of the Trust in writing any material amendments to such Manager's, Distributor's or Adviser's code of ethics; (3) promptly furnish to the Board of Trustees of the Trust, upon request, copies of any reports made pursuant to such Manager's, Distributor's or Adviser's code of ethics by any person who would be an Access Person, Advisory Person or Portfolio
                    Manager hereunder if such person were not subject to such Manager's, Distributor's or Adviser's code of ethics; and
                    (4) immediately furnish to the Board of Trustees of the Trust all material information regarding any material violation of such Manager's, Distributor's or Adviser's code of ethics by any person who would be an Access Person, Advisory Person or Portfolio Manager hereunder if such person were not subject to such Manager's, Distributor's or Adviser's code of ethics.

                                                       VII.
                                    Other Laws, Rules and Statements of Policy.
                                    ------------------------------------------
         Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the Trust.
                                                       VIII.
                                               Further Information.
                                               -------------------
         If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the relevant Designated Supervisory Person.


Dated:  November 6, 1995
          amended November 17, 1998
          further amended April 28, 2000

                                                                   ATTACHMENT A


                                               ENDEAVOR SERIES TRUST


EXAMPLES OF BENEFICIAL OWNERSHIP

"Beneficial ownership" of a security has been addressed by the Securities and Exchange Commission in a number of releases and encompasses many diverse situations, including the following:

               1. Securities held by you for your own benefit, whether in bearer form, registered in your name, or otherwise.

         2. Securities held by others for your benefit (regardless of whether or how they are registered), such as securities held for you by a custodian, broker, relative, executor or administrator.

         3.       Securities held for your account by a pledgee.

         4. Securities held by a trust in which you have an income or remainder interest, unless your only interest is to receive principal if (i) some other remainderman dies before distribution, or (ii) some other person by will directs a distribution of trust property or income to you.

         5. Securities held by you as trustee or co-trustee, if either you or a member of your immediate family (i.e., your spouse, children and their descendants, step-children, parents and their ancestors, and step-parents [treating a legal adoption as a blood relationship]) have an income or remainder interest in the trust.

               6. Securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

         7.       Securities held by any partnership in which you are a partner.

          8. Securities held by a personal holding company controlled by you alone or jointly with others.

          9. Securities held in the name of your spouse unless you are legally separated.

         10. Securities held in the name of your minor child or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home, even if the securities were not received from you and the dividends are not actually used for the maintenance of your home.

         11. Securities held in the name of another person (other than those listed in examples 9 and 10 above), if by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain benefits substantially equivalent to those of ownership.

         12. Securities held in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in example 11 above), if you can vest or revest title in yourself.

                                    *                    *                    *

                                                                    ATTACHMENT B

                                               ENDEAVOR SERIES TRUST

ACCESS PERSON REQUEST FOR PRIOR APPROVAL OF PERSONAL SECURITY
TRANSACTIONS

Request to:       buy _____         sell _____
                  name of issuer/security:
                  type of security (e.g., equity, bond, option, future):

                  amount of security/number of shares:                    price:

                  for my own account:
                for an account in which I have a beneficial interest (describe):

                  for both of the above:
                  proposed transaction date:
                  broker/dealer/bank through whom transaction to be effected:


(1)      I learned about this security in the following manner:


          (2) I do _____ do not _____ serve as a director or have any relatives serving as a director or officer of the issuer. If so, please discuss:


(3) Set forth below are any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities held or to be required by a client:


I have read and understand the Code of Ethics of Endeavor Series Trust and recognize that the proposed transaction is subject thereto. I further understand that any written authorization obtained shall be valid for a period ending at the close of business on the second trading day after such approval is received.

Date:    _______________________                     Signature:
                                                     Print Name:

The proposed (purchase) (sale) described above is approved (disapproved).

Name:     _______________________                                      Date:

          Instructions:   Prepare  and  forward  to  the   relevant   Designated
     Supervisory Person, who will inform you whether the transaction is approved or disapproved.

                                                                    ATTACHMENT C

                                               ENDEAVOR SERIES TRUST

                                        INITIAL SECURITIES HOLDINGS REPORT

This report should be completed and returned to the Designated Supervisory Person within ten (10) days after a person becomes an Access Person. All terms have the same meanings as in the Amended and Restated Code of Ethics of Endeavor Series Trust.

Access Person (name):  _____________________________ Date of Report: __________

          1. The following are all securities in which I had a direct or indirect beneficial interest when I became an Access Person:


                        Number of
     Title of Security  Shares/    Broker/Dealer/Bank     Direct/Indirect
                       Principal                            Ownership
                         Amount












         2. The following are all securities accounts with brokers, dealers or banks in which I hold securities for my direct or indirect benefit whether or not transactions in such securities are reportable under the Code:







          A. I hereby acknowledge receipt of a copy of the Amended and Restated Code of Ethics of Endeavor Series Trust.

               B. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

                                                     Signature:

                                                    Print Name:

                                      Date:    ________________________________

                                                                   ATTACHMENT D

                              ENDEAVOR SERIES TRUST
                                REPORT OF SECURITIES TRANSACTIONS
                     In the Calendar Quarter Ended _________________________
                                (month/date/year)

         1. On the dates indicated, the following transactions were effected in securities of which I had or acquired a direct or indirect "beneficial ownership" interest and which are required to be reported pursuant to the Amended and Restated Code of Ethics of Endeavor Series Trust.

                        Title and
                 Principal Amount
                    of each Security                                   Nature of
                (interest rate             Dollar Transaction Broker/Dealer/Bank
  Date of   and maturity date,  No. of  Amount of(Purchase,  by Whom Transaction
Transaction   if applicable)    Shares Transaction Sale, Other)    Was Effected
-----------   --------------    ------ ----------- ------------   --------------






Any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities held or to be required by a Fund:



This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.
Date:    _______________________
                                                     Signature:

         2. During the quarter referred to above, the following are new accounts with all brokers, dealers or banks with which I hold securities whether or not transactions in such securities are reportable under the Code:

         Broker/Dealer Bank                           Date Account Established

Trustees and Officers only:

               I had no transactions in Securities which had to be reported pursuant to Section 4.2. Date: _______________________ Signature:
          Print Name:

THIS REPORT MUST BE SUBMITTED TO THE DESIGNATED SUPERVISORY PERSON WITHIN 10 DAYS AFTER THE END OF EACH CALENDAR QUARTER.

                                                                   ATTACHMENT E

                                               ENDEAVOR SERIES TRUST

                                         ANNUAL SECURITIES HOLDINGS REPORT

All Access Persons must report any securities owned either directly (registered in your name) or indirectly (in a beneficial ownership account). The reports must be returned to the Designated Supervisory Person by January 30th each year.

Access Person (name):  ________________________Date of Report: ________________


                    Number/of
Title of Security   Shares   Broker/Dealer/Bank     Direct/Indirect
                  Principal                          Ownership
                    Amount
















         2. The following are all securities accounts with brokers, dealers or banks in which I hold securities for my direct or indirect benefit whether or not transactions in such securities are reportable under the Code:







                                                              Signature:

                                                              Print Name:

                                              Date:____________________________

                                                                   ATTACHMENT F

                                               ENDEAVOR SERIES TRUST

I HEREBY CERTIFY THAT:

         (1) I have received, read and understand the Amended and Restated Code of Ethics adopted by Endeavor Series Trust, dated November 6, 1995 as amended to date (the "Code of Ethics");

         (2)      I recognize that I am subject to the Code of Ethics;

               (3) I have complied with the requirements of the Code of Ethics during the calendar year ending December 31, 20___; and

         (4) I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics during the calendar year ending December 31, 20___.

         Set forth below exceptions to items (3) and (4), if any:





Name:
Date: